EXHIBIT 99.1
SECOND AMENDED AND RESTATED
FLARION TECHNOLOGIES, INC. 2000 STOCK OPTION AND
RESTRICTED STOCK PURCHASE PLAN
1. PURPOSE.
     The purpose of the Second Amended and Restated Flarion Technologies, Inc. 2000 Stock Option and Restricted Stock Purchase Plan (the “Plan”) is to promote the interests of Flarion Technologies, Inc. (the “Company”) and its shareholders by providing employees and directors of the Company and consultants to the Company with an increased incentive to contribute to the Company’s performance and to attract and retain employees, directors and consultants by affording them an opportunity to acquire a proprietary interest in the Company’s business, thereby better aligning the interests of the Company, its shareholders, employees, directors and consultants. Except where the context otherwise requires, the term “Company” shall include the parent corporation and all subsidiary corporations, if any, of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”).
2. TYPES OF OPTIONS.
     Options granted under the Plan may be either “incentive stock options” (“ISOs”), intended to qualify as such under the provisions of Section 422 of the Code, or “non-qualified stock options” (“NSOs”), not intended to qualify as ISOs under Section 422 of the Code.
3. ADMINISTRATION.
     (a) Board of Directors/Committee.
     Options and/or Awards (as defined below) under the Plan shall be granted, and the Plan shall be administered, by the Stock Option Committee of the Board of Directors of the Company or such other committee as the Board of Directors of the Company shall determine in its discretion (the “Committee”). At any time in which either no Committee has been appointed or is then constituted, references to “Committee” shall be deemed to refer to the Board of Directors of the Company (the “Board”). For purposes of this Plan, the term “Awards” shall mean an award of the right to purchase Common Stock granted under the provisions of Section 6 of this Plan. Stock issued pursuant to an Award is hereinafter referred to as “Restricted Stock”.
     (b) Procedures.
     The Committee may adopt such rules and regulations as it shall deem appropriate concerning the administration of the Plan. The Committee’s procedures for governance and requirements for action presently in place, if any, are herein incorporated by reference, along with any future amendments thereto.

     (c) Interpretation.
     The Committee shall have full power and authority to interpret the provisions of the Plan and any Option Agreement (as defined in Section 6(c) below) and Award Agreement (as defined in Section 6 (d) below), to prescribe, amend and rescind rules and regulations relating to the Plan, and to resolve all questions arising under the Plan. All decisions of the Committee shall be conclusive and binding on all participants in the Plan.
4. SHARES OF STOCK SUBJECT TO THE PLAN.
     (a) Number of Shares.
     Subject to the provisions of Section 12 below (relating to adjustment of shares), the number of shares of common stock of the Company (“Common Stock”) available for sale upon exercise of options and/or the grant of Awards under the Plan shall not exceed 69,341,588 shares. If and to the extent that options and/or Awards granted under the Plan terminate, expire or are canceled without having been fully exercised and/or are repurchased or otherwise rescinded, new options and/or Awards may be granted under the Plan with respect to the shares of Common Stock covered by the unexercised portion of such terminated, expired or canceled options and/or repurchased or otherwise rescinded Awards, all of which may be granted as ISOs.
     (b) Character of Shares.
     The shares of Common Stock issuable upon the exercise of an option granted under the Plan or pursuant to an Award may be (i) authorized but unissued shares of Common Stock, (ii) shares of Common Stock held in the Company’s treasury, or (iii) a combination of both.
     (c) Reservation of Shares.
     The number of shares of Common Stock reserved by the Company for issuance under the Plan shall at no time be less than the maximum number of shares which may be purchased at any time pursuant to outstanding options and Awards.
5. ELIGIBILITY.
     Options and Awards may be granted under the Plan only to persons who are directors, officers, employees or consultants to the Company at the time of grant. Options granted to officers and key employees of the Company shall be, in the discretion of the Committee, either ISOs or NSOs, and options granted to directors who are not employees of the Company, to employees of the Company who are not designated by the Committee as key employees, and to consultants and advisors, shall be NSOs. Notwithstanding anything herein to the contrary, ISOs shall only be granted to those persons who qualify as an employee under Section 3401(c) of the Code.

6. GRANT OF OPTIONS AND AWARDS.
     (a) General.
     Options and/or Awards may be granted under the Plan at any time and from time to time on or prior to the Expiration Date (as defined in Section 15 below). Subject to the provisions of the Plan, the Committee may, in its discretion, determine:
         (i) the persons (from among the class of persons eligible under Section 5 above to receive options and/or Awards under the Plan) to whom options shall be granted (the “Optionees”) and/or to whom Awards shall be granted (the “Participants”);
         (ii) the time or times at which options and/or Awards shall be granted;
         (iii) the number of shares subject to each option or granted pursuant to each Award;
         (iv) the Option Price (as defined in Section 7 below) of the shares subject to each option, which price, in the case of ISOs, shall be not less than the minimum specified in Section 7 below, and the Award Price (as defined below) of the shares granted pursuant to each Award;
         (v) the time or times when each option shall become exercisable and the duration of the exercise period; and
         (vi) any restrictions on the sale of shares and any repurchase rights with respect to shares purchased upon exercise of an option, and any restrictions on the sale or any repurchase rights with respect to shares that may be purchased pursuant to an Award (including without limitation, rights of refusal to purchase such shares), as contemplated by Section 13 below.
     (b) Date of Grant.
     The date of grant of an option and/or Award under the Plan shall be the date on which the Committee approves the grant.
     (c) Option Agreements.
     Each option granted under the Plan shall be designated as an ISO or an NSO and shall be subject to the terms and conditions applicable to ISOs or NSOs (as the case may be) set forth in the Plan, and each option shall be evidenced by a written agreement (an “Option Agreement”), containing such terms and conditions, not inconsistent with the Plan, as the Committee may, in its discretion, determine. Each Option Agreement shall be executed by the Company and the Optionee. Option Agreements may differ among Optionees.

     (d) Award Agreements.
     Each Award granted under the Plan shall be subject to terms and conditions applicable to Awards set forth in the Plan and each Award shall be evidenced by a written agreement (an “Award Agreement”) containing such terms and conditions not inconsistent with the Plan, as the Committee may, in its discretion, determine. Each Award Agreement shall be executed by the Company and the Participant of the Award. Award Agreements may differ among Participants.
     (e) No Evidence of Employment.
     Neither (i) the grant of an option and/or an Award nor (ii) any provision of the Plan or any Option Agreement or Award Agreement shall confer upon any Optionee or Participant any right with respect to the continuation of his or her employment by, or his or her consulting or advisory relationship to, the Company or interfere in any way with the right of the Company at any time to terminate such employment or other relationship or, in the case of employees (including officers), to increase or decrease the compensation of the Optionee or Participant, as the case may be, from the rate in existence at the time of the grant of an option or Award.
7. OPTION PRICE; PURCHASE PRICE PURSUANT TO AN AWARD.
     (a) The price (the “Option Price”) at which each share of Common Stock subject to an option granted under the Plan may be purchased shall be determined by the Committee at the time the option is granted; provided, however, that in the case of an ISO, such Option Price shall in no event be less than one hundred percent (100%) of the Fair Market Value (as defined below) of such share of Common Stock at the time of grant and, in the case of a ten percent (10%) owner (see Section 8(c) below), such Option Price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to such options.
     (b) The amount to be paid by a Participant to acquire the shares of Common Stock pursuant to an Award (the “Award Price”) shall be fixed by the Committee at the time the Award is granted and may be equal to, more than or less than 100% of the Fair Market Value of the shares of Common Stock subject to the Award on the date the Award is granted.
     (c) For purposes of this Plan, the term “Fair Market Value” shall mean the average of the closing prices of sales of shares of Common Stock on all national securities exchanges on which the Common Stock may at the time be listed or, if there shall have been no sales on any such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day or, if on any day the Common Stock shall not be so listed, the average of the representative bid and asked prices quoted in the NASDAQ system as of 3:30 p.m., New York time, on such day or, if on any day the Common Stock shall not be quoted in the NASDAQ system, the average of the high and low bid and asked prices on such day in the over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization. If at any time the Common Stock is not listed on any national securities exchange or quoted in the NASDAQ system or the over-the- counter market, the Fair Market Value of the shares of Common Stock subject to an option or Award shall be the fair market value thereof determined in good faith by the Committee.

8. EXERCISE OF OPTIONS; PURCHASE OF STOCK PURSUANT TO AN AWARD.
     (a) General.
     Each option shall be exercisable, in whole or in part, at such time or times, or within such period or periods, or upon the occurrence of such event or events, as determined in accordance herewith and as otherwise determined by the Committee and set forth in the Option Agreement evidencing such option. In the case of (i) Option grants within 30 days of the adoption by the Company’s stockholders of this Plan and (ii) Option grants to officers and key employees of the right to purchase an amount of shares equal to 1% or more of the shares of capital stock of the Company on a fully diluted basis, Options granted may, in the sole discretion of the Board, be exercisable immediately but subject to repurchase pursuant to Section 20 hereof. If an option is not at the time of grant immediately exercisable in full, the Committee may (i) in the Option Agreement evidencing such option provide for the acceleration of the exercise date or dates of such option, in whole or in part, upon the occurrence of specified events, or (ii) at any time prior to the complete expiration of an option, accelerate, in whole or in part, the exercise date or dates of such option.
     (b) Restrictions on Exercise.
         (i) No option by its terms shall be exercisable after the expiration of ten years from the date such option is granted.
         (ii) No option may be exercised at a time when the exercise thereof or the issuance or transfer of shares upon such exercise may, in the reasonable judgment of the Committee, constitute a violation of any law, federal, state, local or foreign, or any regulations thereunder, or the requirements of the New York Stock Exchange or any other national securities exchange or market.
         (iii) The Committee, in its discretion, may require an Optionee to (A) represent in writing that the shares of Common Stock to be received upon exercise of an option are being acquired for his or her own account for investment and not with a view to distribution thereof, nor with any present intention of distributing the same, and (B) make such other representations and warranties as are deemed necessary by counsel to the Company. Stock certificates representing shares of Common Stock not registered under the Securities Act of 1933, as amended (the “1933 Act”), acquired upon the exercise of options shall bear a legend in substantially the following form:
“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH APPLICABLE LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”

         (iv) No option may be exercised for any fractional share.
     (c) Limitation on Exercise of ISOs.
     To the extent that the aggregate Fair Market Value (as of the time the options with respect to such stock were granted) of stock with respect to which options intended to be ISOs are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company) exceeds $100,000, such options shall be treated as NSOs. An ISO may not be granted to an individual who, at the time an option is granted, owns stock that has more than ten percent (10%) of the voting power of all classes of stock of the Company (“ten percent (10%) owner”). An individual is considered as owning stock, for purposes of the previous sentence, owned directly or indirectly by or for his brothers, sisters, spouse, ancestors and lineal descendants. An individual is also deemed to own stock held by a foreign or domestic corporation, partnership, trust or estate for which the individual is a shareholder, partner or beneficiary proportionately to his interest in the corporation, partnership, trust or estate as a shareholder, partner or beneficiary. Notwithstanding the foregoing prohibition on a “ten percent (10%) owner,” an ISO may be granted to a “ten percent (10%) owner” if (i) the ISO so granted is not exercisable after the expiration of five (5) years from the date of grant and (ii) the Option Price of such ISO is at least one hundred ten percent (110%) of the Fair Market Value of the stock subject to the ISO (as provided in Section 7 hereof).
     (d) Conditions to the Purchase of Stock Pursuant to an Award.
     The Committee, in its discretion, may require a Participant to (A) represent in writing that the shares of Common Stock to be purchased pursuant to an Award are being acquired for his or her own account for investment and not with a view to distribution thereof, nor with any present intention of distributing the same, and (B) make such other representations and warranties as are deemed necessary by counsel to the Company. Stock certificates representing shares of Common Stock not registered under the 1933 Act purchased pursuant to an Award shall bear a legend in substantially the following form:
“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH APPLICABLE LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”
9. PROCEDURE FOR EXERCISE OF OPTIONS AND PURCHASE OF RESTRICTED STOCK.
     (a) Payment.
     At the time an option or Award is granted, the Committee shall, in its discretion, specify one or more of the following forms of payment which may be used by an Optionee or Participant upon exercise of his or her option or Award, as the case may be:

     (i) cash or personal or certified check payable to the Company in an amount equal to the aggregate Option Price of the shares with respect to which the option is being exercised or the Award Price, as applicable;
     (ii) stock certificates (in negotiable form) representing shares of Common Stock having a fair market value (as determined by the Committee, which determination, if the Common Stock is publicly traded, shall be based upon market prices) equal to the aggregate Option Price of the shares with respect to which the option is being exercised; provided, however, that this method of payment may only be implemented if the Optionee has owned such shares of Common Stock, beneficially and of record, for a period of at least six (6) consecutive months immediately prior to exercise of his or her Option;
     (iii) cash proceeds equal to the aggregate Option Price of the shares with respect to which the option is being exercised derived from the simultaneous exercise of the option and sale of the underlying shares; or
     (iv) a combination of any of such methods.
     (b) Notice.
     An Optionee may exercise an option, and a Participant may purchase Restricted Stock pursuant to an Award, in whole or in part, as provided in the respective Option Agreement or Award Agreement evidencing such option or Award, by delivering a written notice (the “Notice”) to the Secretary of the Company. The Notice shall:
     (i) state that the Optionee or Participant elects to exercise the option or purchase Restricted Stock pursuant to an Award, as the case may be, and, in the case of an option, whether the option being exercised is an ISO or an NSO;
     (ii) state the number of shares with respect to which the option is being exercised (the “Optioned Shares”) or which the Participant is purchasing pursuant to an Award (the “Awarded Shares”);
     (iii) state the method of payment for the Optioned Shares or Awarded Shares (which method must be available to the Optionee or Participant, as the case may be, under the terms of his or her respective Option Agreement or Award Agreement) and, if applicable, that cash or a check (and, in the case of options, stock certificates) are enclosed representing all or part of the aggregate Option Price or Award Price of such Optioned Shares or Awarded Shares, as the case may be;
     (iv) state the date upon which the Optionee or Participant desires to consummate the purchase of the Optioned Shares or Awarded Shares, as the case may be (which date must be prior to termination of such option or Award under

Section 11 below);
     (v) include any representation of the Optionee or Participant required pursuant to Section 8(b)(iii) or 8(d) above;
     (vi) include such further provisions, if any, required by the Optionee’s Option Agreement or the Participant’s Award Agreement, as applicable; and
     (vii) include such further provisions consistent with the Plan as the Committee may from time to time require.
Within 30 days from the exercise date of any option or the date of purchase of shares of Restricted Stock pursuant to an Award, the Optionee or Participant, as the case may be, shall deliver to the Company a copy of any election filed by the Optionee or Participant with the Internal Revenue Service under Section 83(b) of the Code.
     (c) Issuance of Certificates.
     The Company shall issue a stock certificate in the name of the Optionee or Participant for the Optioned Shares or Awarded Shares, as the case may be, as soon as practicable after receipt of the notice and payment of the aggregate Option Price or Award Price, as the case may be, for such shares. All such certificates, if so provided in the Option Agreement of such Optionee or the Award Agreement of such Participant, shall bear a legend in substantially the form set forth in Section 13(a) below, and all certificates representing shares of Common Stock not registered under the 1933 Act shall bear the appropriate legend set forth in Sections 8(b)(iii) or 8(d) above. No Optionee or Participant shall have any privileges as a stockholder of the Company with respect to any shares of stock subject to an option or Award until such shares shall be registered on the books of the Company in the name of such person.
10. OTHER TERMS AND CONDITIONS OF AWARDS.
     Each Award Agreement shall contain such vesting provisions, such transfer restrictions and such other restrictions and conditions not inconsistent with the terms of this Plan as the Committee, in its sole discretion, may determine, including, without limitation, the circumstances under which the Company shall have the right and option to repurchase shares of Common Stock acquired pursuant to an Award (including without limitation, rights of first refusal to purchase such shares).
11. TERMINATION OF EMPLOYMENT; DISABILITY AND DEATH.
     Except as otherwise provided for in any Option Agreement or Award Agreement:
     (a) Notwithstanding anything in this Plan to the contrary (except for the provisions at Section 11(b) and 11(c)), immediately upon the occurrence of any of the following events, all of an Optionee’s options which are not then exercisable, and the rights of a Participant to purchase shares of Restricted Stock pursuant to outstanding Awards, shall expire: (i) the termination by the Company, with or without Cause (as defined below), of the Optionee’s or Participant’s employment or other relationship with the Company, (ii) the voluntary termination by the Optionee or Participant of any such relationship with the Company, or (iii) the death or Disability (as defined below) of the Optionee or Participant.
     (b) Upon the occurrence of any of the events listed in Section 11(a) above (other than the termination by the Company for Cause of the Optionee’s or Participant’s employment or other relationship with the Company, or the death or Disability of the Optionee or Participant), (i) any unexercised but then exercisable options may be exercised by the Optionee during the 3 month period after such event, but not later than the expiration date of the options, and any options which are not exercised during such 3 month period shall expire at the end of such 3 month period, and (ii) the Participant shall have the right to purchase shares of Restricted Stock under all outstanding Awards during the 3 month period after such event to the extent provided for in the Award Agreement, but not later than any expiration date applicable to such Awards, and the right to purchase shares of Restricted Stock pursuant to any such outstanding Awards that are not utilized during such 3 month period shall expire at the end of such 3 month period.
     (c) Upon the death of an Optionee or Participant or the disability, whether temporary or permanent, partial or total, as determined by the Committee, of an Optionee or Participant (a “Disability”), (i) any unexercised but then exercisable options may be exercised by the Optionee or the Optionee’s legal representatives during the 12 month period following the death or Disability of the Optionee, but not later than the expiration date of the options, and any options which are not exercised during such 12 month period shall expire at the end of such 12 month period, and (ii) the Participant or the Participant’s legal representative shall have the right to purchase shares of Restricted Stock under all outstanding Awards during the 12 month period following the death or Disability of the Participant to the extent provided for in the Award Agreement, but not later than any expiration date applicable to such Awards, and the rights to purchase shares of Restricted Stock pursuant to any such outstanding Awards that are not utilized during such 12 month period shall expire at the end of such 12 month period.
     (d) Upon the termination by the Company for Cause of the Optionee’s or Participant’s employment or other relationship with the Company, (i) any unexercised but then exercisable options may be exercised by the Optionee during the 30 day period following termination, but not later than the expiration date of the options, and any options which are not exercised during such 30 day period shall expire at the end of such 30 day period, and (ii) the Participant shall have the right to purchase shares of Restricted Stock under all outstanding Awards during the 30 day period after termination to the extent provided for in the Award Agreement, but not later than any expiration date applicable to such Awards, and the right to purchase shares of Restricted Stock pursuant to any such outstanding Awards that are not utilized during such 30 day period shall expire at the end of such 30 day period.
     (e) For purposes of this Plan, the term “Cause” shall mean conduct materially and adversely affecting the best interests of the Company or any of its affiliates such as to make it unreasonable to expect the Company to continue to employ or retain the services of the Optionee or Participant, or which is likely to bring the Company into disrepute, in each case in the reasonable opinion of the Board of Directors of the Company, including, without limitation, the conviction of a felony, the commission or attempted commission of any act of wilful misconduct or dishonesty or malfeasance, the material or persistent failure to perform or gross negligence in the performance by the Optionee or Participant of his or her duties to the Company, or the violation or attempted violation of any provision of any employment, consulting, confidentiality or other agreement between the Company and the Optionee or Participant; provided, however, that if the term “Cause” is defined in an employment agreement, consulting agreement or other agreement between an individual Optionee or Participant and the Company, then as to such Optionee or Participant, such definition of “Cause” shall govern for purposes of this Plan.
     12. ADJUSTMENT OF SHARES.
     (a) In the event the Common Stock is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, appropriate adjustments shall be made, as determined by the Committee, in the terms of the outstanding options and Awards, or additional options and Awards may be granted under the Plan as shall be equitable and appropriate, in order to make such outstanding options and Awards, as nearly as may be practicable, equivalent to such options and Awards immediately prior to such change. A corresponding adjustment changing the number and class of shares allocated to, and the Option Price and Award Price of, each option or Award, respectively, or portion thereof outstanding at the time shall likewise be made. In the case of ISOs, no such adjustment shall be made which would constitute a modification, extension or renewal of such ISOs within the meaning of Section 424 of the Code.
     (b) The maximum number of shares of Common Stock subject to the Plan shall be decreased by the number of options granted and/or shares awarded by the Company prior to the adoption of the Plan.
13. RESTRICTIONS ON OPTIONS, AWARDS, OPTIONED SHARES AND RESTRICTED STOCK.
     (a) Nonassignability of Option Rights or Awards.
     No option or Award granted under this Plan shall be assignable or otherwise transferable by the Optionee or Participant, as the case may be, and, except as otherwise provided herein, shall be exercisable during the lifetime of the Optionee or Participant, as the case may be, only by him or her (or in the event of a total disability by their duly authorized legal representatives).
     The certificates representing shares of Common Stock issued pursuant to options or Awards granted under the Plan shall bear a legend in substantially the following form:
“THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS OF A [STOCK OPTION][RESTRICTED STOCK PURCHASE] AGREEMENT DATED AS OF                      BETWEEN FLARION TECHNOLOGIES, INC. AND THE HOLDER OF RECORD OF THIS CERTIFICATE, AND NO SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF

SUCH SECURITIES SHALL BE VALID OR EFFECTIVE EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT AND UNTIL SUCH TERMS AND CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF FLARION TECHNOLOGIES, INC.”
     (b) Prohibition on Exercise and Sale.
     (i) Other than sales or transfers to Permitted Transferees (as defined below), no (A) Optionee shall have the right to sell or otherwise transfer any shares of Common Stock issued upon exercise of the option subject to such Option Agreement and (B) Participant shall have the right to sell or otherwise transfer any shares of Restricted Stock issued pursuant to an Award subject to such Award Agreement, in each case without first complying with the provisions of Section 13(d) hereof, such prohibitions to expire upon the consummation of an initial public offering of the Common Stock pursuant to the 1933 Act; provided, however, that, in any event, any such sale or other transfer shall be in compliance with applicable state and federal securities laws. For purposes hereof, the term “Permitted Transferee” shall mean any member of such Optionee’s or Participant’s family group, which for purposes of this Plan shall mean any spouse, lineal ancestor or descendant (including through adoption), brother or sister of such Optionee or Participant, or any trust, partnership, limited liability company or estate of or for the benefit of Optionee or Participant or Optionee’s or Participant’s family members, in each case, who agree to be bound by the terms and provisions of the Plan and the individual Option Agreement or Award Agreement pursuant to which such shares of Common Stock were issued. Notwithstanding the foregoing, “Permitted Transferee” includes only persons to whom securities of the Company may lawfully be transferred pursuant to exemptions from applicable federal and state securities laws (with the burden of proving availability of such exemptions to be on the Person proposing such transfer of such securities (or of rights to acquire such securities)).
     (ii) The Committee shall have the authority to modify, revoke or nullify the prohibitions contained in Section 13(b) with respect to the application of such provisions to one or more specific Option Agreements and/or Award Agreements (whether or not previously executed) or to all Option Agreements and/or Award Agreements then outstanding, as it, in its sole discretion, determines.
     (c) Vesting.
     (i) Any options granted pursuant to this Plan shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Committee or as set forth in the Optionee’s Option Agreement or Participant’s Award Agreement.

     (ii) Notwithstanding anything contained herein to the contrary, in the event of a Change in Control, the Committee may, in its discretion, as to outstanding options and/or Awards do any one or more of the following (provided that it shall not be obligated to do so) (I) prior to any such consummation, accelerate (1) the exercise date or dates of such options pursuant to Section 8(a) hereof, and (2) the date or dates on which the Company’s right to repurchase Optioned Shares or Awarded Shares lapses, (II) upon written notice to the holders thereof, provided that the options have been accelerated pursuant to clause (I) above, terminate all such options and/or Awards prior to the consummation of a transaction unless exercised within a prescribed period, (III) provide for payment of an amount equal to the excess of the fair market value, as determined by the Committee, over the Option Price or Award Price, of such shares as of the date of a transaction, in exchange for the surrender of the right to exercise such options and/or purchase shares of Restricted Stock under such Awards, or (IV) provide for the assumption of such options and/or Awards, or the substitution therefor of new options and/or Awards, by the successor corporation or entity; provided, however, that with respect to ISOs, the requirements of Section 424 of the Code shall be met.
     (d) Right of First Refusal to Purchase Shares.
     Other than sales or other transfers to Permitted Transferees, before any Optioned Shares held by an Optionee or Awarded Shares held by a Participant or any transferee thereof (any of such persons being referred to herein as a “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Optioned Shares and/or the Awarded Shares (such shares being referred to herein as the “Transfer Shares”) on the terms and conditions set forth in this Section (the “Right of First Refusal”).
     (i) The Holder of the Transfer Shares shall deliver to the Company a written notice (the “Notice”) stating: (A) the Holder’s bona fide intention to sell or otherwise transfer such Transfer Shares; (B) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (C) the number of Transfer Shares to be transferred to each Proposed Transferee; and (D) the bona fide cash price or other consideration for which the Holder proposes to transfer the Transfer Shares (the “Offered Price”), and the Holder shall offer the Transfer Shares at the Offered Price to the Company or its assignee(s).
     (ii) At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Transfer Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with Section 13(d)(iii) below.
     (iii) The purchase price (“Purchase Price”) for the Transfer Shares purchased by the Company or its assignee(s) under this Section shall be the Offered Price.

Notwithstanding the foregoing, in the event the transfer is by gift or operation of law, the Purchase Price for the Transfer Shares shall be the Fair Market Value of the Transfer Shares. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board in good faith.
     (iv) Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.
     (v) If all of the Transfer Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Transfer Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Agreement shall continue to apply to the Transfer Shares in the hands of such Proposed Transferee. If the Transfer Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Transfer Shares held by the Holder may be sold or otherwise transferred.
     (vi) The Right of First Refusal shall terminate as to any Transfer Shares upon the initial public offering of Common Stock pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the 1933 Act.
     (e) Conflicts.
     Notwithstanding anything contained in Section 13(d) to the contrary, in the event of any conflict between Section 13(d) and the terms and conditions of a Stockholders Agreement entered into between the Company and an individual Optionee or Participant (a “Stockholders Agreement”), as to such Optionee or Participant, the terms and conditions of the Stockholders Agreement shall govern.
     (f) Definition.
     For purposes of this Plan, the term “Change in Control” shall mean (A) a dissolution or liquidation of the Company, (B) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Options and/or the Awards granted under the Plan are assumed or replaced by the successor corporation, which assumption will be binding on all Optionees and Participants under the Plan),

(C) a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) own less than 50% of the shares or other equity interests in the Company, (D) the sale of substantially all of the assets of the Company, or (E) the acquisition, sale or transfer of a majority of the outstanding shares of the Company by tender offer or similar transaction other than an initial public offering of the Common Stock pursuant to the 1933 Act.
14. EFFECTIVE DATE.
     The Plan shall become effective on the date (the “Effective Date”) of its adoption by the Board; provided, however, that no option intended to be an ISO shall be exercisable by an Optionee unless and until the Plan shall have been approved by the stockholders of the Company within 12 months before or after the date of adoption of the Plan by the Board.
15. EXPIRATION AND TERMINATION.
     Except with respect to options and/or Awards then outstanding, the Plan shall expire on the earliest to occur of (a) the tenth anniversary of the date on which the Plan was adopted by the Board, (b) the tenth anniversary of the date on which the Plan was approved by the stockholders of the Company, or (c) the date as of which the Board, in its sole discretion, determines to terminate the Plan (the “Expiration Date”). Any options and/or Awards outstanding as of the Expiration Date shall remain in effect until they have been exercised or have terminated or expired by their respective terms or as otherwise provided under the Plan (including, without limitation, Section 13(c)).
16. AMENDMENT.
     The Board may at any time terminate, modify or amend the Plan; provided, however, that if the approval of the stockholders of the Company shall be required for any modification or amendment under Section 422 of the Code, with respect to ISOs, or under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, with respect to shares of Common Stock registered under such Act, such approval shall be obtained before such modification or amendment shall become effective. No termination, modification or amendment of the Plan may, without the consent of an Optionee or Participant, adversely affect his or her rights under an option or Award previously granted to such Optionee or Participant, as the case may be.
17. DISQUALIFYING DISPOSITIONS.
     If stock acquired upon exercise of an ISO granted under the Plan is disposed of by the Optionee within two years from the date of grant of the ISO or within one year after the transfer of the Optioned Shares to such Optionee (a “disqualifying disposition”), such Optionee shall, immediately prior to such disqualifying disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

18. TAXES.
     The Company may deduct from any cash payments due to an Optionee or Participant upon exercise of an option or Award any federal, state or local withholding taxes and employment taxes relating thereto or, as a condition of delivery of any Optioned Shares or Restricted Stock due upon such exercise, require the Optionee or Participant, as the case may be, to remit, or, in appropriate cases, agree to remit when due, an amount sufficient to satisfy such taxes; provided, however, that, subject to the prior written approval of the Committee, the Optionee or Participant may, in whole or in part, satisfy such obligations (a) by permitting the Company to withhold some or all of such Optioned Shares or Restricted Stock, or (b) by delivering shares of Common Stock already owned by him or her. Shares so withheld or delivered shall have a fair market value, as determined by the Committee, equal to such obligations as of the date or dates the amounts of such taxes are required to be determined. At the time of any disqualifying disposition, the Optionee shall remit to the Company in cash the amount of any such taxes relating to such disposition.
19. STOCKHOLDERS AGREEMENT.
     The Company shall require each Optionee and Participant, as a condition to the issuance of Optioned Shares and/or Restricted Stock to such individual, to become a party to the Company’s Stockholders Agreement if, upon the issuance of such Optioned Shares and/or Restricted Stock to such individual, the aggregate number of shares to be owned by such individual will be equal to or greater than 1% of the then total outstanding voting capital stock of the Company.
20. RIGHT OF REPURCHASE.
     At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in any Option Agreement and/or Award Agreement a right to repurchase unvested Optioned Shares held by an Optionee and/or Awarded Shares held by a Participant for cash and/or cancellation of purchase money indebtedness owed to the Company by the Optionee or Participant, as the case may be, following such Optionee’s or Participant’s Termination (as defined below), at the lesser of the Option Price or the Fair Market Value on the date of repurchase in the case of repurchased Optioned Shares, or the lesser of the Award Price or the Fair Market Value on the date of repurchase in the case of repurchased Awarded Shares, at any time within the later of ninety (90) days after the Optionee’s or Participant’s Termination Date (as defined below) and the date the Optionee purchases Optioned Shares upon exercise of an option at the Optionee’s Option Price or the date the Participant purchases Awarded Shares from the Company at the Award Price.
     For purposes of this Plan with respect to an Optionee or Participant, “Termination” or “Terminated” means that the Optionee or Participant has for any reason ceased to provide services as an employee, officer, director or consultant to the Company or a parent or subsidiary of the Company. An Optionee or Participant will not be deemed to have ceased to provide services in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90)

days (i) unless reinstatement (or, in the case of an employee with an ISO, reemployment) upon the expiration of such leave is guaranteed by contract or statute, or (ii) unless provided otherwise pursuant to formal policy adopted from time to time by the Board and issued and promulgated in writing. In the case of any Optionee or Participant on (a) sick leave, (b) military leave or (c) an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Optioned Shares and/or Awarded Shares while on leave from the Company or a parent or subsidiary of the Company as it may deem appropriate, except that in no event may an option be exercised after the expiration of the term set forth in the individual’s Option Agreement. The Committee will have sole discretion to determine whether an Optionee or Participant has ceased to provide services and the effective date on which the Optionee or Participant ceased to provide services (the “Termination Date”).
21. ESCROW.
     To enforce any restrictions on an Optionee’s Optioned Shares or a Participant’s Awarded Shares set forth in Section 20 hereof, the Committee may require the Optionee or Participant to deposit all certificates representing Optioned Shares or Awarded Shares, as the case may be, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated. The Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.
22. CAPTIONS.
     The use of captions in the Plan or any Option Agreement or Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Option Agreement or Award Agreement.
23. GOVERNING LAW.
     The validity and construction of the Plan and the Option Agreements and Award Agreements shall be construed in accordance with and governed by the law of the State of New Jersey, without giving effect to principles of conflict of laws; provided, however, that to the extent that the General Corporation Law of the State of Delaware (the “DGCL”) must apply to the provisions contained in, or interpretation of, the Plan, the Option Agreements or the Award Agreements, the DGCL shall govern.